Exhibit 99.1

Press Release

RTI Surgical Announces Second Quarter 2018 Results

Performance Powered by Ongoing Strength of OEM Business and Operational Excellence Initiatives

Highlights:

•	Second Quarter 2018 revenue of $70.7 million

•	Second Quarter 2018 Net loss of $6.4 million, inclusive of $8.5 million or non-recurring charges

•	Second Quarter 2018 Adjusted EBITDA of $9.1 million, or 13% of revenue

•	Completed new $100 million credit agreement increasing borrowing capacity at reduced cost of borrowing

August 2, 2018 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the second quarter of 2018.

“Our team is sustaining the momentum generated over the past 18 months, as evidenced by our positive operational and financial performance this quarter,” said Camille Farhat, chief executive officer. “As anticipated in our previously issued guidance, our OEM franchise continues to contribute attractive growth, which we believe demonstrates the importance of the changes we implemented in 2017 and the value of our diverse portfolio. Our current operational excellence priorities, focused primarily on the cost of tissue processing, began to positively impact our cost of sales this quarter, providing significant margin and adjusted EBITDA improvements. Our efforts to date are encouraging and we believe that we remain well positioned to deliver on our commitments in 2018 and beyond.”

Farhat added, “As we enter the second half of the year, we continue to make significant strides in our strategic transformation. Following the recent owned agency transition announcement, we have further reduced the complexity of our operations through the reduction of vertical integration and increased focus on our strength in tissue processing. We believe we maintain strong partnerships with the organ procurement community that, in our opinion, ensure that we can continue to expand the number of patients served with our differentiated allograft products. With the implementation of our operational excellence initiatives well underway, we are starting to see the positive outcomes in our financial results, and I am proud of the ongoing efforts of many people across the Company. Also, we are encouraged by the progress demonstrated by the team managing the Zyga acquisition and integration, which exemplify our endeavors to accelerate growth. In light of this progress, I am focused on reinvigorating the R&D pipeline and pursuing attractive deals at logical valuations.”

Second Quarter 2018

RTI’s worldwide revenues for the second quarter of 2018 were $70.7 million, down slightly compared with $72.1 million during the same period for the prior year. Excluding a $3.7 million reduction from the sale of substantially all the assets of the cardiothoracic closure business completed in August 2017, our total revenues increased $2.2 million, or 3.3%. Gross profit for the second quarter of 2018 was $30.0 million, inclusive of a $6.8 million charge for the write-off of excess inventory related to decreased distributions of our map3® implant and the purchase accounting step-up of Zyga inventory. To partially offset the impact of the decreased distribution of map3® implant we signed a distribution agreement with Aziyo Biologics, Inc., to supplement our biologics portfolio with an alternative allograft stem cell product. Excluding the excess inventory charge and purchase accounting impact, our Adjusted Gross Profit for the second quarter of 2018 was $36.8 million or 52.1% of revenues, compared to $37.0 million, or 51.3% of revenues, in the second quarter of 2017.

During the second quarter of 2018, RTI incurred non-recurring pre-tax charges to support the ongoing strategic transformation of the business. The company incurred $4.5 million in asset impairment and abandonment charges related to decreased distribution of our map3® implant During the second quarter of 2017, the company incurred $3.4 million of non-recurring pre-tax charges.

Net loss applicable to common shares was $6.4 million, or $0.10 per fully diluted common share in the second quarter of 2018, compared to a net loss applicable to common shares of $2.6 million, or $0.04 per fully diluted common share in the second quarter of 2017. As outlined in the reconciliation tables that follow, excluding the impact of the various non-recurring charges, Adjusted Net Income applicable to common shares was $2.0 million, or $0.03 per fully diluted common share in the second quarter of 2018.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the second quarter of 2018 was $9.1 million, or 13% of revenues compared with $8.3 million, inclusive of $1.2 million of EBITDA related to the cardiovascular closure business, or 11% of revenues for the second quarter of 2017. The increase in Adjusted EBITDA is primarily driven by the reduction in operating expenses associated with efforts to reduce complexity and increase operational excellence implemented during 2017.

Fiscal 2018 Outlook

Based on our recent financial results and current business outlook, the Company is reiterating financial guidance for 2018, originally issued on January 5, 2018:

•	The Company expects full year revenues in the range of $280 million and $290 million.

•	The Company expects full year Adjusted EBITDA to be in the range of $32 million to $38 million.

The Company noted the following assumptions are included in its guidance:

•	Relatively stable market conditions and regulatory environment;

•	Positive revenue contribution from the acquisition of Zyga Technology – announced January 4, 2018;

•	Ongoing positive impact of efforts to reduce complexity and implement operational excellence; and

•	Continued demand of map3® cellular allogeneic bone graft or alternative allograft stem cell product.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International). The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic and trauma procedures and are distributed in more than 40 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements made in this communication about our positive operational and financial performance, the continued contribution of the OEM franchise to RTI’s growth, the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its commitments, the implementation of RTI’s strategic initiatives, the reduction in complexity of RTI’s operations, RTI’s ability to maintain partnerships in the organ procurement community, RTI’s ability to expand the number of patients it is able to serve, the integration of Zyga’s operations, anticipated financial results, growth rates, new product introductions, and future operational improvements. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

INVESTOR CONTACT:

Nathan Elwell

nelwell@lincolnchurchilladvisors.com

+1 847 530 0249

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues	$70,685	$72,120	$140,575	$142,059
Costs of processing and distribution	40,645	35,157	76,853	69,317

Gross profit	30,040	36,963	63,722	72,742

Expenses:
Marketing, general and administrative	29,266	29,496	57,655	59,167
Research and development	3,270	3,740	6,691	7,428
Severance and restructuring costs	—	3,400	884	7,803
Asset impairment and abandonments	4,515	—	4,644	—
Acquisition and integration expenses	—	—	800	—

Total operating expenses	37,051	36,636	70,674	74,398

Operating (loss) income	(7,011)	327	(6,952)	(1,656)

Total other expense - net	(1,151)	(990)	(1,926)	(1,789)

Loss before income tax provision	(8,162)	(663)	(8,878)	(3,445)
Income tax benefit (provision)	2,702	(1,026)	2,453	(116)

Net loss	(5,460)	(1,689)	(6,425)	(3,561)

Convertible preferred dividend	(981)	(924)	(1,947)	(1,834)

Net loss applicable to common shares	$(6,441)	$(2,613)	$(8,372)	$(5,395)

Net loss per common share - basic	$(0.10)	$(0.04)	$(0.13)	$(0.09)

Net loss per common share - diluted	$(0.10)	$(0.04)	$(0.13)	$(0.09)

Weighted average shares outstanding - basic	63,405,708	58,935,786	63,400,737	58,715,791

Weighted average shares outstanding - diluted	63,405,708	58,935,786	63,400,737	58,715,791

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Net loss applicable to common shares	$(6,441)	$(2,613)	$(8,372)	$(5,395)
Interest expense, net	771	915	1,595	1,734
(Benefit) provision for income taxes	(2,702)	1,026	(2,453)	116
Depreciation	2,524	2,652	5,147	5,324
Amortization of intangible assets	960	909	1,921	1,805

EBITDA	(4,888)	2,889	(2,162)	3,584
Reconciling items impacting EBITDA
Preferred dividend	981	924	1,947	1,834
Non-cash stock based compensation	1,290	974	2,570	1,808
Foreign exchange gain	71	75	22	55
Other reconciling items *
Inventory write-off	6,559	—	7,582	—
Inventory purchase price adjustment	250	—	456	—
Severance and restructuring costs	—	3,400	884	7,470
Loss on extinguishment of debt	309	—	309	—
Asset impairment and abandonments	4,515	—	4,515	—
Acquisition and integration expenses	—	—	800	—

Adjusted EBITDA	$9,087	$8,262	$16,923	$14,751

Adjusted EBITDA as a percent of revenues	13%	11%	12%	10%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Common Shares and Net Loss Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	June 30, 2018		June 30, 2017
	Net		Net
	(Loss) Income	Amount	(Loss) Income	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(6,441)	$(0.10)	$(2,613)	$(0.04)
Severance and restructuring costs	—	—	3,400	0.06
Asset impairment and abandonments	4,515	0.07	—	—
Inventory purchase price adjustment	250	0.00	—	—
Loss on extinguishment of debt	309	0.00	—	—
Inventory write-off	6,559	0.10	—	—
Tax effect on adjustments	(3,161)	(0.05)	178	0.00

Adjusted*	$2,031	$0.03	$965	$0.02

	Six Months Ended
	June 30, 2018		June 30, 2017
	Net		Net
	(Loss) Income	Amount	(Loss) Income	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(8,372)	$(0.13)	$(5,395)	$(0.09)
Severance and restructuring costs	884	0.01	7,803	0.13
Asset impairment and abandonments	4,515	0.07	—	—
Inventory purchase price adjustment	456	0.01	—	—
Loss on extinguishment of debt	309	0.00	—	—
Inventory write-off	7,582	0.12	—	—
Acquisition and integration expenses	800	0.01	—	—
Tax effect on adjustments	(3,654)	(0.06)	(1,304)	(0.02)

Adjusted*	$2,520	$0.04	$1,104	$0.02

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.
Amount Per Diluted Share may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted and Adjusted Gross Profit. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and six months ended June 30, 2018 and 2017 as well as the reason for excluding the individual items:

Severance and restructuring costs – This adjustment represents costs relating to the reduction of our organizational structure. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Asset impairment and abandonments – This adjustment represents an asset impairment and abandonments related to decreased distributions of our map3® implant. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Acquisition and integration expenses – This adjustment represents charges relating to acquisition and integration expenses due to the purchase of Zyga. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory obsolescence and reserve charge – This adjustment represents charges relating to inventory obsolescence due to the rationalization of our international distribution infrastructure and an inventory reserve charge related to decreased distributions of our map3® implant. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Inventory purchase price adjustment – This adjustment represents the purchase price effects of acquired Zyga inventory that was sold during the six months ended June 30, 2018. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Loss on extinguishment of debt – This adjustment represents costs relating to refinancing our debt. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted, and Adjusted Gross Profit should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares, Adjusted Net Income per Common Share – Diluted and Adjusted Gross Profit in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(In thousands)
Revenues:
Spine	$18,934	$19,419	$38,197	$39,757
Sports	14,190	14,453	27,625	29,129
OEM	31,170	27,983	61,290	53,125
International	6,391	6,592	13,463	13,224
Cardiothoracic	—	3,673	—	6,824

Total revenues	$70,685	$72,120	$140,575	$142,059

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2018	December 31, 2017
Assets
Cash	$14,246	$22,381
Accounts receivable - net	45,576	35,081
Inventories - net	101,022	111,927
Prepaid and other assets	8,038	16,285

Total current assets	168,882	185,674

Property, plant and equipment - net	76,838	79,564
Goodwill	64,863	46,242
Other assets - net	36,910	34,426

Total assets	$347,493	$345,906

Liabilities and Stockholders’ Equity
Accounts payable	$14,797	$18,252
Accrued expenses and other current liabilities	28,934	30,478
Current portion of long-term obligations	—	4,268

Total current liabilities	43,731	52,998

Deferred revenue	3,155	3,741
Long-term liabilities	58,571	43,507

Total liabilities	105,457	100,246
Preferred stock	65,961	63,923
Stockholders’ equity:
Common stock and additional paid-in capital	425,544	425,132
Accumulated other comprehensive loss	(6,850)	(6,329)
Accumulated deficit	(242,619)	(237,066)

Total stockholders’ equity	176,075	181,737

Total liabilities and stockholders’ equity	$347,493	$345,906

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(5,460)	$(1,689)	$(6,425)	$(3,561)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,484	3,561	7,068	7,129
Stock-based compensation	1,290	974	2,570	1,808
Amortization of deferred revenue	(1,218)	(1,186)	(2,435)	(2,460)
Other items to reconcile to net cash (used in) provided by operating activities	12,731	(624)	8,600	7,697

Net cash provided by operating activities	10,827	1,036	9,378	10,613

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,738)	(3,877)	(3,856)	(7,160)
Patent and acquired intangible asset costs	(398)	(1,526)	(728)	(1,845)
Acquisition of Zyga Technology	—	—	(21,000)	—

Net cash used in investing activities	(2,136)	(5,403)	(25,584)	(9,005)

Cash flows from financing activities:
Proceeds from long-term obligations	54,425	2,000	74,425	4,000
Payments on long-term obligations	(61,625)	(3,125)	(66,750)	(7,375)
Other financing activities	(991)	1,467	403	1,433

Net cash (used in) provided by financing activities	(8,191)	342	8,078	(1,942)

Effect of exchange rate changes on cash and cash equivalents	(66)	102	(7)	160

Net increase (decrease) in cash and cash equivalents	434	(3,923)	(8,135)	(174)
Cash and cash equivalents, beginning of period	13,812	17,598	22,381	13,849

Cash and cash equivalents, end of period	$14,246	$13,675	$14,246	$13,675